Exhibit 10.36
SECOND AMENDMENT TO CREDIT AGREEMENT
BY THIS SECOND AMENDMENT TO CREDIT DOCUMENTS (this “Amendment”), dated as of June 23, 2009, P.F. CHANG’S CHINA BISTRO, INC., a Delaware corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent, BANK OF AMERICA, N.A., a national banking association, as Syndication Agent, and WELLS FARGO BANK, N.A., a national banking association, as Documentation Agent and the Lenders party hereto, agree that the Credit Agreement dated August 31, 2007 between Borrower, Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party thereto (the “Original Credit Agreement”), as amended by that certain First Amendment to Credit Agreement dated as of December 31, 2008 (the Original Credit Agreement as amended by the First Amendment is referred to herein as the “Credit Agreement”) is supplemented, amended and modified as set forth herein. All terms capitalized but not otherwise defined herein shall have the meanings set forth in the Credit Agreement
1. Definition of “Permitted Entity Investment”. Borrower, Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party hereto hereby agree that a new definition of “Permitted Entity Investment” shall be added to Section 1.01 of the Original Credit Agreement as follows
“‘Permitted Entity Investment’ has the meaning set forth in Section 6.04(e).”
2. Amendment to Section 5.08 of the Original Credit Agreement. The first sentence of Section 5.08 of the Original Credit Agreement is hereby amended as follows:
“The proceeds of the Loans will be used to finance the working capital needs of the Borrower and for the Borrower’s general corporate purposes, including share repurchases and acquisitions or other investments permitted by this Agreement.
3. Amendments to Section 6.04 of the Original Credit Agreement. Borrower, Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party hereto hereby agree that Section 6.04 of the Original Credit Agreement is amended by adding the following Section 6.04(e) thereto:
“(e) Investments (which for purposes of this Section 6.04(e) only shall include purchasing, holding or acquiring any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, making or permitting to exist any loans or advances to, or making or permitting to exist any investment or any other interest in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any other Person constituting a business unit) meeting the following requirements or otherwise approved by the Required Lenders (each such investment constituting a “Permitted Entity Investment”):
(i) as of the date of the consummation of such Permitted Entity Investment, no Default shall have occurred and be continuing or would result from such Permitted Entity Investment, and the representation and warranty contained in Section 5.08 shall be true both before and after giving effect to such Permitted Entity Investment;

(ii) such Permitted Entity Investment is consummated on a non-hostile basis pursuant to a negotiated agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Permitted Entity Investment shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;
(iii) the business relating to such Permitted Entity Investment is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Effective Date;
(iv) as of the date of the consummation of such Permitted Entity Investment, all material approvals required in connection therewith shall have been obtained; and
(v) that do not exceed in the aggregate $10,000,000.00 in cash and/or non-cash consideration during the term of this Agreement.”
4. Schedule 1 to Compliance Certificate. Borrower, Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party hereto hereby agree that Schedule 1 to the Compliance Certificate is hereby replaced with Schedule 1 to the Compliance Certificate attached hereto as Exhibit “A”.
5. Ratification. The Credit Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Credit Documents shall remain as security for the Loan and the obligations of Borrower in the Credit Documents, except as modified herein.
6. Representations and Warranties. Borrower represents and warrants to Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party hereto that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Credit Agreement, (b) the representations and warranties in the Credit Agreement are true and correct as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement or obligation by which Borrower is bound, and (d) this Amendment is within Borrower’s power, has been duly authorized, and does not conflict with Borrower’s certificate of incorporation or bylaws.

7. Successors and Assigns; Counterparts. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. This Amendment may be executed in counterparts.
8. Effect of Agreement. Except as provided in this Amendment, and any documents, agreements and/or instruments executed in connection with this Amendment, all of the terms and conditions of the Credit Documents shall remain in full force and effect.
9. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
10. Laws Applicable. To the maximum extent permitted by law, this Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflicts of law principles.
11. Scope of Agreement. The execution of this Amendment shall not release Borrower or Guarantors from liability of any kind. This Amendment does not attempt to settle, and will in no way affect, compromise, release, waive, settle, discharge or diminish any of the rights or remedies (i) of any individual or entity who is not a party to this Amendment, or (ii) involving any obligations, property, transactions or subject matter not included within this Amendment. It is the express intent and agreement of the Borrower and Guarantors that there are no third-party beneficiaries of this Amendment.
12. Ratification of Documents. The Borrower and Guarantors acknowledge that Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party hereto are entering into this Amendment in reliance on the truth and accuracy of the representations and warranties in this Amendment. Despite any past or future acceptance of late or partial installment payments, any prior reinstatement, any prior negotiations, or any other actual or implied forbearance of any nature by Administrative Agent, Syndication Agent, Documentation Agent and/or any of the Lenders party hereto, time remains of the essence of this Amendment and of the Credit Documents.
13. Modification Fee. The Borrower hereby agrees to pay to each of the Lenders, on or before the date of this Amendment, a modification fee equal to $2,500.00.
[Signature blocks appear on the following pages.]

DATED as of the date first set forth above.

P.F. CHANG’S CHINA BISTRO, INC., a Delaware corporation
By:	/s/ Richard Federico
Richard Federico, Co-CEO

JPMORGAN CHASE BANK, N.A., a national banking association, as a Lender and as Administrative Agent
By:	/s/ Anna C. Ruiz
	Name:	Anna C. Ruiz
	Title:	Vice President

BANK OF AMERICA, N.A., a national banking association, as a Lender and as Syndication Agent
By:	/s/ Angelo Maragos
	Name:	Angelo Maragos
	Title:	Vice President

WELLS FARGO BANK, N.A., a national banking association, as a Lender and as Documentation Agent
By:	/s/ Darcy McLaren
	Name:	Darcy McLaren
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender
By:	/s/ Blake Malia
	Name:	Blake Malia
	Title:	Assistant Vice President

FIFTH THIRD BANK, a national banking association, as a Lender
By:	/s/ Gary Losey
	Name:	Gary S. Losey
	Title:	Vice President

CONSENT AND AGREEMENT OF GUARANTORS
The undersigned Guarantors have each executed a Continuing Guarantee dated August 31, 2007 (each, a “Continuing Guaranty”)in favor of Administrative Agent, Syndication Agent, Documentation Agent and the Lenders party thereto as such terms are defined in the foregoing Second Amendment to Credit Documents (the “Amendment”). Guarantors hereby consent and agree to the modifications and all other matters contained in the Amendment. Each Continuing Guarantee is continued in full force and effect and shall remain unaffected and unchanged except as amended and modified by the Amendment. Each Continuing Guarantee is hereby ratified and reaffirmed, and Guarantor specifically acknowledges the validity and enforceability thereof.

PEI WEI ASIAN DINER, INC., a Delaware corporation
By:	/s/ Richard Federico
Richard Federico, CEO

PFCCB ADMINISTRATION, INC., a Delaware corporation
By:	/s/ Richard Federico
Richard Federico, CEO

PFCCB SHARED CORPORATE SERVICES, INC., an Arizona corporation
By:	/s/ Richard Federico
Richard Federico, President

PFCCB GIFT CARD, INC., an Arizona corporation
By:	/s/ Richard Federico
Richard Federico, President

PFCCB PINNACLE PEAK LLC, an Arizona limited liability company
By:	P.F. Chang’s China Bistro, Inc. its sole member

By:	/s/ Richard Federico
Richard Federico, Co-CEO

PFCCB EQUIPMENT, LLC, a Delaware limited liability company
By:	P.F. Chang’s China Bistro, Inc.
its sole member

By:	/s/ Richard Federico
Richard Federico, Co-CEO

PFCCB LICENSING, INC., a Delaware corporation
By:	/s/ Richard Federico
Richard Federico, Co-CEO

PFCCB RETAIL, INC., a Delaware corporation
By:	/s/ Mark Mumford
Mark Mumford, CFO

Exhibit “A”
SCHEDULE I to Compliance Certificate
of P.F. Chang’s China Bistro, Inc.
as of                                          (Compliance Date)

I. FINANCIAL COVENANTS (Section 6.09 of the Credit Agreement).

A. LEVERAGE RATIO (Section 6.09(a) of the Credit Agreement).

(1) Total Indebtedness as of the Compliance Date:		(000’s	)

(a) obligations for borrowed money:	$

(b) obligations evidenced by bonds, debentures, notes or similar instruments:	$

(c) obligations upon which interest customarily paid:	$

(d) conditional sale/title retention agreements if liability per GAAP:	$

(e) deferred purchase price (excluding current accounts payable and other accrued liabilities and contingent payments) if liability per GAAP	$

(f) secured Indebtedness:	$

(g) Guarantees:	$

(h) Capital Lease Obligations and other Lease Obligations:	$

(i) obligations in respect of bankers’ acceptances:	$

(j) obligations as account party in respect of letters of credit and letters of guaranty:	$

(k) Net Mark-to-Market Exposure:	$

(l) Other:	$

(m) Indebtedness (Sum of (a) — (l)):	$

(2) EBITDA for the four fiscal quarters most recently ended:		($000’s	)

(a) Net Income for such period:	$

(b) amounts deducted in the computation thereof for (i) Interest Expense, (ii) Federal, state and local income taxes and (iii) depreciation and amortization:	+	$

(c) non-cash charges resulting from adoption of FASB 123 if required to be recorded as expense:	+	$

(d) other non-recurring expenses reducing Net Income which do not represent a cash item:	+	$

(e) Federal, state, local and foreign income tax credits	-	$

(f) all non-cash items increasing Net Income	-	$

(g) EBITDA (Sum of Line A(2)(a) through Line A(2)(f)):	=	$

(3) Leverage Ratio (Ratio of Line A(1)(m) to Line A(2)(g):		_____ to 1.00

(4) Maximum Total Leverage Ratio for any fiscal quarter:			2.50 to 1.00

B. MINIMUM FIXED CHARGE COVERAGE RATIO (Section 6.09.02 of the Credit Agreement).

(1) EBITDAR for the four fiscal quarters most recently ended:			($000’s	)

(a) EBITDA (Line A(2)(g):		$

(b) Maintenance Capital Expenditures:	-	$

(c) Rental Expense:	+	$

(d) minority interest expense:	+	$

(e) imputed partner bonus expense:	+	$

(f) EBITDAR (Sum of Line B(1)(a) through Line B(1)(e)):	=	$

(2) Fixed Charges for the four fiscal quarters most recently ended:			($000’s	)

(a) Interest Expense:	+	$

(b) Rental Expense (Line B(1)(c)):	+	$

(c) expense for taxes:	+	$

(d) required repayment of principal of Indebtedness:		$

(e) distributions to minority partners:	+	$

(f) Fixed Charges (Sum of Line B(2)(a) through Line B(2)(e)):	=	$

(3) Fixed Charge Coverage Ratio (Ratio of Line B(1)(f) to Line B(2)(f)):		____ to 1.00

(4) Minimum Fixed Charge Coverage Ratio for any fiscal quarter:			1.25 to 1.00

II. OTHER MISCELLANEOUS PROVISIONS.

A. INDEBTEDNESS (Section 6.01 of the Credit Agreement).

(1) Indebtedness to finance the acquisition of personal property (Maximum: $3,000,000):		$

(2) unsecured Indebtedness to finance the acquisition of partnership interests (Maximum: $20,000,000):		$

(3) other unsecured Indebtedness permitted by Section 6.01 (Maximum: $3,000,000):		$

B. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. (Section 6.04 of the Credit Agreement).

(1) Permitted Entity Investments (Maximum: $10,000,000 cash and/or non-cash during the term of the Agreement):		$

(2) Permitted Acquisitions (Maximum: $50,000,000 cash and/or non-cash in 12 month period and $125,000,000 cash and $200,000,000 cash and/or non-cash during the term of the Agreement):		$

C. RESTRICTED PAYMENTS. (Section 6.06 of the Credit Agreement).

(1) Purchases of Equity Interests in the Borrower (Maximum: $100,000,000):		$